Exhibit 99.1

Accelerate Diagnostics Reports Fourth Quarter and Full-Year 2024 Financial Results

TUCSON, Ariz., March 21, 2025 -- Accelerate Diagnostics, Inc. (Nasdaq: AXDX) today reports financial results for the fourth quarter and year ended December 31, 2024.

2024 Fourth Quarter Results

•	Net sales for the quarter were $2.8 million, compared to $3.0 million for the same quarter of the prior year. The decline in revenues was primarily driven by lower sales of consumable products compared to the same period in the prior year.

•	Gross margin was approximately 16% for the quarter, compared to approximately 21% for the same quarter of the prior year. The decline in gross margin primarily resulted from higher manufacturing related costs due to inflation and other factors.

•	Selling, general, and administrative (SG&A) costs for the quarter were $4.6 million, compared to $5.8 million for the same quarter of the prior year. The decline in SG&A costs was primarily a result of lower employee-related expenses. SG&A costs include non-cash stock-based compensation of $0.8 million and $1.0 million, respectively, for the same periods.

•	Research and development (R&D) costs for the quarter were $3.8 million, compared to $5.6 million for the same quarter of the prior year. The decline in R&D costs was primarily a result of lower third-party development costs for our Accelerate WAVETM system. R&D costs include non-cash stock-based compensation of $0.2 million and $0.3 million, respectively, for the same periods.

•	Net loss was $9.6 million for the quarter, resulting in $0.38 net loss per share.

•	Ended the quarter with approximately $16.3 million in cash and cash equivalents, compared to $20.9 million at the start of the fourth quarter, a reduction in cash and cash equivalents for the fourth quarter of 2024 of $4.6 million.

2024 Full Year Results

•	Net sales were $11.7 million for the year, compared to $12.1 million in the prior year. While year-over-year revenues for consumable products increased by approximately 3%, overall annual revenue was down year-over-year due to a challenging capital sales environment in all our sales regions.

•	Gross margin was approximately 23% for the year, compared to approximately 21% for the prior year.

•	SG&A costs were $21.3 million for the year, compared to $31.2 million for the prior year. The decline in SG&A costs was primarily a result of lower employee-related expenses during the year. SG&A costs include non-cash stock-based compensation of $3.4 million and $3.7 million, respectively, for the same periods.

•	R&D costs were $16.7 million for the year, compared to $25.4 million for the prior year. The decline in R&D costs was primarily a result of lower employee-related expenses as well as lower third-party development for our Accelerate WAVE system. R&D costs include non-cash stock-based compensation of $0.9 million and $1.4 million, respectively, for the same periods.

•	Net loss was $50.0 million for the year, resulting in $2.15 net loss per share.

Full financial results for the year ended December 31, 2024 will be filed on Form 10-K through the Securities and Exchange Commission’s (SEC) website at http://www.sec.gov.

Moving forward, Accelerate Diagnostics, Inc. does not plan to host regular earnings conference calls. The company remains dedicated to providing timely updates on its financial performance through its SEC filings and investor relations materials available on its website.

Investors are encouraged to visit ir.axdx.com for quarterly and annual financial results, presentations, and other investor resources.

Use of Non-GAAP Financial Measures

This press release contains certain financial measures that are not recognized measures under accounting principles generally accepted in the United States of America (“GAAP”), which include cost of sales, SG&A expenses, R&D expenses and loss from operations amounts excluding inventory write-downs and non-cash equity-based compensation expenses, as applicable (the “Non-GAAP Measures”).

Our management and board of directors use the Non-GAAP Measures to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operating and financing plans. Accordingly, we believe that the Non-GAAP Measures provide useful information for investors in understanding and evaluating our operating results in the same manner as our management and our board of directors. The Non-GAAP Measures should be considered in addition to, not as superior to, or as a substitute for, cost of sales, SG&A expenses, R&D expenses and loss from operations reported in accordance with GAAP. The following tables present a reconciliation of the Non-GAAP Measures to the most comparable GAAP measures for the periods indicated:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(in thousands)		(in thousands)
	2024	2023	2024	2023
Cost of sales	$2,367	$2,394	$8,994	$9,509
Inventory write-down	-	-	-	1,184
Non-cash equity-based compensation as a component of cost of sales	10	53	112	300
Cost of sales less inventory write-down and non-cash equity-based compensation	$2,357	$2,341	$8,882	$8,025

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(in thousands)		(in thousands)
	2024	2023	2024	2023
Sales, General and Administrative	$4,607	$5,792	$21,326	$31,225
Non-cash equity-based compensation as a component of sales, general and administrative	790	1,045	3,381	3,691
Sales, general and administrative less non-cash equity-based compensation	$3,817	$4,747	$17,945	$27,534

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(in thousands)		(in thousands)
	2024	2023	2024	2023
Research and Development	$3,774	$5,570	$16,688	$25,353
Non-cash equity-based compensation as a component of research and development	164	266	889	1,396
Research and development less non-cash equity-based compensation	$3,610	$5,304	$15,799	$23,957

	Three Months Ended December 31,		Twelve Months Ended December 31,
	(in thousands)		(in thousands)
	2024	2023	2024	2023
Loss from operations	$(7,933)	$(10,729)	$(35,310)	$(54,028)
Non-cash equity-based compensation as a component of loss from operations	964	1,364	4,382	5,387
Loss from operations less non-cash equity-based compensation	$(6,969)	$(9,365)	$(30,928)	$(48,641)

About Accelerate Diagnostics, Inc.

Accelerate Diagnostics, Inc. is an in vitro diagnostics company dedicated to providing solutions for the global challenges of antibiotic resistance and sepsis. Accelerate Diagnostics’ current portfolio of FDA-cleared platforms includes the Accelerate Pheno system and Accelerate PhenoTest® BC kit as well as the Accelerate Arc™ system and BC kit. The Accelerate Pheno system and Accelerate PhenoTest BC kit combine several technologies aimed at reducing the time clinicians must wait to determine the most optimal antibiotic therapy for deadly infections. This system fully automates sample preparation, identification and phenotypic antibiotic susceptibility testing in approximately seven hours directly from positive blood cultures. Recent external studies indicate the solution offers results 1–2 days faster than existing methods, enabling clinicians to optimize antibiotic selection and dosage specific to the individual patient days earlier. The Accelerate Arc system and BC kit provide a novel, automated positive blood culture sample preparation platform for use with Bruker’s MALDI Biotyper® CA System (MBT-CA System) and MBT-CA Sepsityper® software extension. Designed for clinical laboratories, the Accelerate Arc system has a simple workflow that automates positive blood culture sample preparation for direct downstream microbial identification using Bruker’s MBT-CA System. This innovation eliminates the need for overnight culture methods, reducing the wait time for microbial identification results, which is critical in the fight against sepsis.

© Copyright 2025 Accelerate Diagnostics, Inc. All Rights Reserved. The "ACCELERATE DIAGNOSTICS," "ACCELERATE PHENO," "ACCELERATE PHENOTEST," "ACCELERATE ARC" and "ACCELERATE WAVE" diamond shaped logos and marks are trademarks or registered trademarks of Accelerate Diagnostics, Inc. All other trademarks are the property of their respective owners.

For more information about the company, its products and technology, or recent publications, visit axdx.com.

Forward-Looking Statements

Certain of the statements made in this press release are forward-looking or may have forward-looking implications within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the company intends that such forward-looking statements be subject to the safe harbors created thereby. These forward-looking statements, which can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” or “continue,” or variations thereon or comparable terminology. Actual results or developments may differ materially from those implied in these forward-looking statements due to significant risks and uncertainties. Important factors that could cause the company’s actual results to differ materially from those in its forward-looking statements include those discussed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings with the SEC. Except as required by federal securities laws, the company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the company’s plans and expectations as of any subsequent date.

For further information: Investor Inquiries & Media Contact: Laura Pierson, Accelerate Diagnostics, +1 520 365-3100, investors@axdx.com

Source: Accelerate Diagnostics Inc.

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$15,098	$12,138
Investments	1,199	1,081
Trade accounts receivable, net	2,037	2,622
Inventory	2,852	3,310
Prepaid expenses	208	380
Purchase obligation - put option asset	—	3,419
Other current assets	844	1,516
Total current assets	22,238	24,466
Property and equipment, net	2,575	2,389
Finance lease assets, net	336	1,518
Operating lease right-of-use assets, net	2,907	1,177
Other non-current assets	500	1,816
Total assets	$28,556	$31,366

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$4,844	$4,796
Accrued liabilities	2,873	3,243
Accrued interest	148	164
Deferred revenue and income, current	1,638	1,545
Current portion of convertible notes	—	726
Notes payable, current	16,512	—
Warrant liability	4,559	—
Finance lease, current	92	583
Operating lease, current	535	977
Total current liabilities	31,201	12,034
Finance lease, non-current	30	262
Operating lease, non-current	2,568	570
Deferred revenue and income, non-current	2,277	1,122
Other non-current liabilities	1,681	1,164
Convertible notes, non-current	46,839	36,102
Total liabilities	84,596	51,254

Commitments and contingencies (see Note 16)

ACCELERATE DIAGNOSTICS, INC.

CONSOLIDATED

BALANCE SHEETS (CONTINUED)

(in thousands, except share data)

	December 31,
	2024	2023
Stockholders' deficit:
Preferred shares, $0.001 par value;
5,000,000 preferred shares authorized with no shares issued and outstanding at December 31, 2024 and no shares issued and outstanding at December 31, 2023	—	—
Common stock, $0.001 par value;
450,000,000 common shares authorized with 25,186,582 shares issued and outstanding at December 31, 2024 and 450,000,000 common shares authorized with 14,569,500 shares issued and outstanding at December 31, 2023	25	14
Contributed capital	707,907	694,634
Treasury stock	(45,067)	(45,067)
Accumulated deficit	(718,899)	(668,857)
Accumulated other comprehensive loss	(6)	(612)
Total stockholders' deficit	(56,040)	(19,888)
Total liabilities and stockholders' deficit	$28,556	$31,366

See accompanying notes to consolidated financial statements.

ACCELERATE DIAGNOSTICS, INC. CONSOLIDATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Years Ended December 31,
	2024	2023
Net sales	$11,698	$12,059

Cost of sales:
Cost of sales of products and services	8,994	8,325
Inventory write-down	—	1,184
Total cost of sales	8,994	9,509

Gross profit	2,704	2,550

Costs and expenses:
Research and development	16,688	25,353
Sales, general and administrative	21,326	31,225
Total costs and expenses	38,014	56,578

Loss from operations	(35,310)	(54,028)

Other (expense) income:
Interest expense	(13,117)	(5,926)
Interest expense related-party	—	(1,817)
Loss on extinguishment of debt	—	(6,499)
Loss on extinguishment of debt with related party	—	(6,755)
Gain on extinguishment of accounts payable	743	—
(Loss) gain on fair value adjustment	(1,971)	12,955
Foreign currency exchange (loss) gain	(564)	71
Interest income	703	1,123
Other (expense) income, net	(595)	108
Total other expense, net	(14,801)	(6,740)

Net loss before income taxes	(50,111)	(60,768)
(Provision) benefit for income taxes	66	(850)
Net loss	$(50,045)	$(61,618)

Basic and diluted net loss per share	$(2.15)	$(4.94)
Weighted average shares outstanding	23,302	12,477

Other comprehensive loss:
Net loss	$(50,045)	$(61,618)
Net unrealized gain on available-for-sale investments	—	29
Foreign currency translation adjustment	606	(241)
Comprehensive loss	$(49,439)	$(61,830)

ACCELERATE DIAGNOSTICS, INC. CONSOLIDATED

STATEMENT OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(50,045)	$(61,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,421	3,254
Provision for bad debts	354	301
Equity-based compensation expense	4,382	5,387
Amortization of debt discount and issuance costs	8,680	3,278
Amortization of debt discount related party	—	1,033
Unrealized (gain) loss on equity investments	(65)	(114)
Units offering issuance cost	680	—
Loss on disposal of property and equipment	201	150
Loss on extinguishment of debt	—	6,499
Loss on extinguishment of debt with related party	—	6,755
(Gain) on extinguishment of accounts payable	(743)	—
Loss (gain) on fair value adjustments	1,971	(12,955)
Paid-in-kind interest	4,380	1,718
Inventory write-down	—	1,184
(Increase) decrease in assets:
Accounts receivable	440	(234)
Inventory	(50)	446
Prepaid expense and other assets	1,104	926
Increase (decrease) in liabilities:
Accounts payable	794	295
Accrued liabilities and other	(930)	(121)
Accrued interest	(16)	716
Accrued interest from related party	—	784
Deferred revenue and income	1,248	2,120
Net cash used in operating activities	(24,194)	(40,196)
Cash flows from investing activities:
Purchases of equipment	(509)	(1,035)
Maturities of marketable securities	—	9,695
Net cash (used in) provided by investing activities	(509)	8,660
Cash flows from financing activities:
Proceeds from issuance of Units to related party	4,750	—
Proceeds from issuance of Units	10,232	—
Units offering issuance cost	(1,234)	—
Proceeds from issuance of 16.00% Notes	15,000	—
Transaction costs related to debt and equity issuance	(768)	(3,731)
Proceeds from issuance of 5.00% Notes	—	10,000
Proceeds from issuance of common stock to related party	—	4,000
Payment of debt	(726)	—
Payments on finance leases	(723)	(1,250)
Proceeds from exercise of warrants	522	—
Net cash provided by financing activities	27,053	9,019

ACCELERATE DIAGNOSTICS, INC. CONSOLIDATED

STATEMENT OF CASH FLOWS (CONTINUED)

(in thousands)

	Years Ended December 31,
	2024	2023
Effect of exchange rate on cash	610	(250)

Increase (decrease) in cash and cash equivalents	2,960	(22,767)
Cash and cash equivalents, beginning of year	12,138	34,905
Cash and cash equivalents, end of year	$15,098	$12,138

Non-cash investing activities:
Net transfer of instruments from inventory to property and equipment, net	$452	$401

Non-cash financing activities:
Exchange of 2.50% Notes and accrued interest for 5.00% Notes	$—	$56,893
Debt premium on issuance of 5.00% Notes	$—	$6,023
Derivative liability associated with the bifurcated conversion option	$—	$38,160
Reclassification of bifurcated conversion option to contributed capital	$—	$26,908
Capital contribution from the exchange of secured note and accrued interest through the issuance of common stock with related party	$—	$25,366
Extinguishment of derivative liability in connection with extinguishment of 5.00% Notes	$—	$380
Issuance of common stock in connection with extinguishment of 5.00% Notes	$43	$819
Right-of-use assets obtained in exchange for finance lease obligations	$—	$200

Supplemental cash flow information:
Interest paid	$33	$122
Income taxes paid, net of refunds	$—	$363

See accompanying notes to consolidated financial statements.